Exhibit 99.10

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
PRO FORMA BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)


                                                                                 PRO FORMA ADJUSTMENTS                PRO FORMA
                                                                                 ---------------------                 GIVING
                                                                     YANKEE                         SHORT-TERM        EFFECT TO
                                                      PER BOOK       MERGER         SECURITIZATION     DEBT          ADJUSTMENTS
                                                     ------------  ------------     ------------    ------------     ------------
Utility Plant, at cost:
  Electric                                           $ 1,977,284   $                $               $                $ 1,977,284
    Less: Accumulated provision
      for depreciation                                   704,992                                                         704,992
                                                     ------------  ------------     ------------    ------------     ------------
                                                       1,272,292             0                0               0        1,272,292
  Unamortized acquisition costs                          303,123                                                         303,123
  Construction work in progress                           20,509                                                          20,509
  Nuclear fuel, net                                        1,267                                                           1,267
                                                     ------------  ------------     ------------    ------------     ------------
    Total net utility plant                            1,597,191             0                0               0        1,597,191
                                                     ------------  ------------     ------------    ------------     ------------

Other Property and Investments:
  Nuclear decommissioning
    trusts, at market                                      7,809                                                           7,809
  Investments in regional nuclear
    generating companies and
    subsidiary company, at equity                         18,529                                                          18,529
  Other, at cost                                           4,073                                                           4,073
                                                     ------------  ------------     ------------    ------------     ------------
                                                          30,411             0                0               0           30,411
                                                     ------------  ------------     ------------    ------------     ------------
Current Assets:
  Cash and cash equivalents                              170,638                       (260,856)[1]     225,000 [15]     134,782
  Receivables, net                                        75,824                         36,459 [2]                      112,283
  Accounts receivable from
    affiliated companies                                   2,338                                                           2,338
  Taxes receivable from
    affiliated companies                                   6,926                                                           6,926
  Accrued utility revenues                                37,346                                                          37,346
  Fuel, materials and supplies,
    at average cost                                       32,244                                                          32,244
  Recoverable energy costs -
    current portion                                      110,436                                                         110,436
  Prepayments and other                                   23,157                                                          23,157
                                                     ------------  ------------     ------------    ------------     ------------
                                                         458,909             0         (224,397)        225,000          459,512
                                                     ------------  ------------     ------------    ------------     ------------
Deferred Charges:
  Regulatory assets:
    Recoverable energy costs                              93,426                                                          93,426
    Income taxes, net                                    153,408                                                         153,408
    Deferred costs - nuclear plant                        64,640                                                          64,640
    Unrecovered contractual obligations                   43,766                                                          43,766
    Other                                                  5,430                        138,817 [3]                      144,247
  Deferred receivable from
    affiliated company                                     5,676                                                           5,676
  Unamortized debt expense                                 9,117                                                           9,117
  Other                                                    9,467                                                           9,467
                                                     ------------  ------------     ------------    ------------     ------------
                                                         384,930             0          138,817               0          523,747
                                                     ------------  ------------     ------------    ------------     ------------
    Total Assets                                     $ 2,471,441   $         0      $   (85,580)    $   225,000      $ 2,610,861
                                                     ============  ============     ============    ============     ============



PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
PRO FORMA BALANCE SHEET -- CAPITALIZATION AND LIABILITIES
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)


                                                                                 PRO FORMA ADJUSTMENTS                PRO FORMA
                                                                                 ---------------------                 GIVING
                                                                     YANKEE                         SHORT-TERM        EFFECT TO
                                                      PER BOOK       MERGER         SECURITIZATION     DEBT          ADJUSTMENTS
                                                     ------------  ------------     ------------    ------------     ------------
Capitalization:
  Common stock                                       $         1   $                $        (1)[4] $                $         0
  Capital surplus, paid in                               424,867                       (269,999)[4]                      154,868
  Retained earnings                                      326,983                                        (11,043)         315,940
  Accumulated other
    comprehensive income                                   1,756                                                           1,756
                                                     ------------  ------------     ------------    ------------     ------------
    Total common stockholder's equity                    753,607             0         (270,000)        (11,043)         472,564
  Long-term debt                                         407,285                        (52,500)[5]                      354,785
                                                     ------------  ------------     ------------    ------------     ------------
    Total capitalization                               1,160,892             0         (322,500)        (11,043)         827,349
                                                     ------------  ------------     ------------    ------------     ------------

Obligations Under Seabrook Power
  Contracts and Other Capital Leases                     566,936                       (254,894)[6]                      312,042
                                                     ------------  ------------     ------------    ------------     ------------

Rate Reduction Bond Obligation                                 0                        575,000 [7]                      575,000
                                                     ------------  ------------     ------------    ------------     ------------

Current Liabilities:
  Notes payable to banks                                       0                                        225,000 [15]     225,000
  Long-term debt and preferred
    stock - current portion                               25,000                        (25,000)[5]                            0
  Obligations under Seabrook Power
    Contracts and other capital
    leases - current portion                              94,645                        (94,645)[6]                            0
  Accounts payable                                        27,022                                                          27,022
  Accounts payable to affiliated companies                44,951                                                          44,951
  Accrued taxes                                           55,056                         (3,527)[8]      (7,362)[16]      44,167
  Accrued interest                                        12,224                         36,459 [9]      18,405 [16]      67,088
  Accrued pension benefits                                42,404                                                          42,404
  Other                                                   61,330                                                          61,330
                                                     ------------  ------------     ------------    ------------     ------------
                                                         362,632             0          (86,713)        236,043          511,962
                                                     ------------  ------------     ------------    ------------     ------------
Deferred Credits and Other
  Long-Term Liabilities:
  Accumulated deferred income taxes                      238,712                          3,527 [10]                     242,239
  Accumulated deferred investment
    tax credits                                           27,924                                                          27,924
  Deferred contractual obligations                        43,766                                                          43,766
  Deferred revenue from
    affiliated company                                     5,676                                                           5,676
  Other                                                   64,903                                                          64,903
                                                     ------------  ------------     ------------    ------------     ------------
                                                         380,981             0            3,527               0          384,508
                                                     ------------  ------------     ------------    ------------     ------------
    Total Capitalization and Liabilities             $ 2,471,441   $         0      $   (85,580)    $   225,000      $  2,610,861
                                                     ============  ============     ============    ============     ============



PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)


                                                                                 PRO FORMA ADJUSTMENTS                PRO FORMA
                                                                                 ---------------------                 GIVING
                                                                     YANKEE                         SHORT-TERM        EFFECT TO
                                                      PER BOOK       MERGER         SECURITIZATION     DEBT          ADJUSTMENTS
                                                     ------------  ------------     ------------    ------------     ------------
Operating Revenues                                   $ 1,269,227   $                $    36,459 [2] $                $ 1,305,686
                                                     ------------  ------------     ------------    ------------     ------------

Operating Expenses:
  Operation --
    Fuel, purchased and net
      interchange power                                  820,090                              0 [11]                     820,090
    Other                                                130,455                              0 [12]                     130,455
  Maintenance                                             44,428                                                          44,428
  Depreciation                                            45,230                                                          45,230
  Amortization of regulatory assets, net                  45,909                                                          45,909
  Federal and state income taxes                          38,548                              0 [13]                      38,548
  Taxes other than income taxes                           41,640                                                          41,640
                                                     ------------  ------------     ------------    ------------     ------------
      Total operating expenses                         1,166,300             0                0               0        1,166,300
                                                     ------------  ------------     ------------    ------------     ------------
Operating Income                                         102,927             0           36,459               0          139,386
                                                     ------------  ------------     ------------    ------------     ------------

Other Income:
  Equity in earnings of regional
    nuclear generating companies
    and subsidiary company                                 1,245                                                           1,245
  Other, net                                               5,424                                                           5,424
  Income taxes                                             4,101                              0 [14]      7,362 [16]      11,463
                                                     ------------  ------------     ------------    ------------     ------------
      Other income, net                                   10,770             0                0           7,362           18,132
                                                     ------------  ------------     ------------    ------------     ------------
Income before interest charges                           113,697             0           36,459           7,362          157,518
                                                     ------------  ------------     ------------    ------------     ------------

Interest Charges:
  Interest on long-term debt                              40,598                         36,459 [9]                       77,057
  Other interest                                              34                                         18,405 [16]      18,439
                                                     ------------  ------------     ------------    ------------     ------------
    Interest charges, net                                 40,632             0           36,459          18,405           95,496
                                                     ------------  ------------     ------------    ------------     ------------
Net Income                                           $    73,065   $         0      $         0     $   (11,043)     $    62,022
                                                     ============  ============     ============    ============     ============

 [1] - See adjustments a, b, d, e, g, and m.
 [2] - See adjustments j and l.
 [3] - See adjustments c, f and h.
 [4] - See adjustment m.
 [5] - See adjustment d.
 [6] - See adjustment g.
 [7] - See adjustment a.
 [8] - See adjustments b, e, i, j, k, and l.
 [9] - See adjustments i and k.
[10] - See adjustments c, f, g, and h.
[11] - See adjustments g and h.
[12] - See adjustments b, c, e, and f.
[13] - See adjustments b, c, e, f, g, and h.
[14] - See adjustments i, j, k, and l.
[15] - See adjustment n.
[16] - See adjustment o.



PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)


                                                         Debit      Credit

SECURITIZATION ADJUSTMENTS:
a)  Cash and cash equivalents                            575,000
       Rate reduction bond obligation                               575,000

    To record the issuance of
    rate reduction bonds.


b)  Operating expenses --
       operation -- other                                  6,933
    Accrued taxes                                          2,773
       Cash and cash equivalents                                      6,933
       Federal and state income taxes                                 2,773

    To record issuance expenses
    associated with securitization and
    related tax effect.


c)  Regulatory assets -- other                             6,933
    Federal and state income taxes                         2,773
       Operating expenses --
         operation -- other                                           6,933
       Accumulated deferred income taxes                              2,773

    To record deferral of issuance
    expenses associated with securitization
    and related tax effect.


d)  Long-term debt                                        52,500
    Long-term debt and preferred
       stock - current portion                            25,000
         Cash and cash equivalents                                   77,500

    To record use of
    securitization proceeds to
    retire long-term debt
    and preferred stock.


e)  Operating expenses --
       operation -- other                                  1,884
    Accrued taxes                                            754
       Cash and cash equivalents                                      1,884
       Federal and state income taxes                                   754

    To record the associated costs and
    premiums on retiring debt.


f)  Regulatory assets -- other                             1,884
    Federal and state income taxes                           754
       Operating expenses --
         operation -- other                                           1,884
       Accumulated deferred income taxes                                754

    To record deferral of debt
    retirement costs and related
    tax effect.


g)  Obligations under Seabrook Power
       Contracts and other capital
       leases -- current portion                          94,645
    Obligations under Seabrook Power
       Contracts and other capital leases                254,894
    Fuel, purchased and
       net interchange power                             130,000
    Accumulated deferred income taxes                     52,000
       Cash and cash equivalents                                    479,539
       Federal and state income taxes                                52,000

    To record the buyout of IPP
    contracts and related tax effect.


h)  Regulatory assets -- other                           130,000
    Federal and state income taxes                        52,000
       Fuel, purchased and
         net interchange power                                      130,000
       Accumulated deferred income taxes                             52,000

    To record the deferral of IPP
    costs and related
    tax effect.


i)  Interest on long-term debt                            43,125
    Accrued taxes                                         17,250
       Accrued interest                                              43,125
       Income taxes                                                  17,250

    To record interest expense on rate
    reduction bonds and related tax effect.


j)  Receivables, net                                      43,125
    Income taxes                                          17,250
       Operating revenues                                            43,125
       Accrued taxes                                                 17,250

    To record deferral of interest
    expense on rate reduction bonds
    and related tax effect.


k)  Accrued interest                                       6,666
    Income taxes                                           2,666
       Interest on long-term debt                                     6,666
       Accrued taxes                                                  2,666

    To record decrease in interest
    costs associated with debt repurchase
    and the tax effect.


l)  Operating revenues                                     6,666
    Accrued taxes                                          2,666
       Receivables, net                                               6,666
       Income taxes                                                   2,666

    To record deferral of decrease in
    interest costs on debt repurchased
    and related tax effect.


m)  Common stock                                               1
    Capital surplus, paid in                             269,999
       Cash and cash equivalents                                    270,000

    To record repurchase of approximately
    635 shares of common stock at the
    September 30, 2000, share price
    of $424,868 share, $1 par.


SHORT-TERM DEBT ADJUSTMENTS:
n)  Cash and cash equivalents                            225,000
       Notes payable to banks                                       225,000

    To record the issuance of
    additional short-term debt.


o)  Other interest                                        18,405
    Accrued taxes                                          7,362
       Accrued interest                                              18,405
       Income taxes                                                   7,362

    To record interest expense
    associated with increased level of
    short-term debt and related tax effect.